Exhibit 24.1

Edward A. Barth
E and S Holdings, Inc.
5046 East Boulevard Northwest
Canton, Ohio 44718


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our audit of the financial statements of E and S Holdings, Inc. (a development stage company) as of September 30, 2001, and the period beginning June 20, 2001 (inception) and ended September 30, 2001, as part of this Form SB-2.



                                        /s/Hobe & Lucas CPAs, Inc.
                                        Hobe & Lucas
                                        Certified Public Accountants, Inc.

Independence, Ohio
December 31, 2001